INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Pilgrim America Investment Funds, Inc.:

We consent to incorporation by reference in Pilgrim America Investment Funds, Inc.'s Post-Effective Amendment No. 37 to the Registration Statement No. 2-34552 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 25 to the Registration Statement No. 811-1939 filed on Form N-1A under the Investment Company Act of 1940 of our report dated August 16, 1996, on the financial statements and financial highlights of the Pilgrim America Investment Funds, Inc. (constituting the Pilgrim America MagnaCap Fund and the Pilgrim America High Yield Fund) and for the periods indicated therein, which report has been incorporated by reference into the Statements of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Auditors" in the Statements of Additional Information.

                                             KPMG Peat Marwick LLP


Los Angeles, California
October 28, 1996